Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                                                38-0549190
(State or other jurisdiction of                             (I.R.S. Employee
incorporation or organization)                             Identification No.)


       One American Road
       Dearborn, Michigan                                      48126-1899
(Address of principal executive offices)                       (Zip Code)

                               -----------------
                              The Hertz Corporation
                       Long-Term Equity Compensation Plan
                            (Full Title of the Plan)

                               -----------------
                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                               -----------------

                         CALCULATION OF REGISTRATION FEE

==================== ==================== ==================== ==================== ====================
                                            Proposed maximum     Proposed maximum
Title of securities     Amount to be       aggregate offering   aggregate offering        Amount of
 to be registered        registered          price per share           price          registration fee
-------------------- -------------------- -------------------- -------------------- ---------------------
   Common Stock         2,984,971 (a)         $36.8991 (b)       $110,142,743.43 (c)   $ 27,535.69(d)
  $.01 par value          shares
==================== ==================== ==================== ==================== =====================

(a) The number of shares being registered includes 2,984,971 shares of Common Stock of the Company subject to options. Options previously subject to The Hertz Corporation Class A Common Stock and granted under the Plan were converted to these options subject to the Common Stock of the Company as a result of the merger of Ford FSGII, Inc. with and into The Hertz Corporation.
(b) Based on the volume-weighted average option price of (a) 711,164 shares of Common Sock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with an option price of $41.40, (b) 5,879 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with an option price of $41.03, (c) 11,759 shares of Common Stock of the Company subject to options granted under the Plan and outstanding of March 22, 2001, with an option price of $42.52, (d) 1,054,846 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with an option price of $35.19, (e) 1,199,559 shares of Common Stock of the Company subject to options granted under the

     Plan and outstanding on March 22, 2001, with an option price of $35.66, and
     (f) 1,764 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with an option price of $35.77.
(c) This amount is equal to the aggregate option price of 2,984,971 shares of Common Stock of the Company subject to options granted under the Plan and outstanding on March 22, 2001, with a volume-weighted average option price of $36.8991, in accordance with Rule 457(h) under the Securities Act of 1933.
(d) This amount is based on the proposed maximum aggregate offering price of $110,142,743.43. See note (c).

                              The Hertz Corporation
                       Long-Term Equity Compensation Plan
                             ______________________

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 333-32543 and 333-32868 are incorporated herein by reference.

                             _____________________

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The  following  documents  filed or to be filed  with  the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

          (a) The latest annual report of Ford Motor Company ("Ford") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for Ford's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

          (c) The description of Ford's Common Stock contained in registration statement no. 333-38352 filed by Ford under the Securities Act of 1933 (the "1933 Act").

     All documents subsequently filed by Ford pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any  indemnification  under  subsections  (a)  and (b) of this  section
     (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive  jurisdiction  to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

The Restated Certificate of Incorporation of Ford includes the following provisions:

                     LIMITATIONS ON LIABILITY OF DIRECTORS;
                         INDEMNIFICATION AND INSURANCE.

     5.1. Limitation on Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     5.2. Effect of Any Repeal or Modification of Subsection 5.1. Any repeal or modification of subsection 5.1 of this Article EIGHTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     5.3. Indemnification and Insurance.

     5.3a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or
(iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article EIGHTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article EIGHTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article EIGHTH or otherwise.

     5.3b. Right of Claimant to Bring Suit. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article EIGHTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     5.3c. Miscellaneous. The provisions of this Section 5.3 of Article EIGHTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article EIGHTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     5.3d. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     5.3e. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5.3f. Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section
5.3 of Article EIGHTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities issued or guaranteed by Ford, the underwriters have agreed to indemnify Ford, each officer and director of Ford and each person, if any, who controls Ford within the meaning of the 1933 Act, against certain liabilities, including liabilities under the 1933 Act.

     Pursuant to most of Ford's employee benefit plans, including the Deferred Compensation Plan, the Annual Incentive Compensation Plan, the Savings and Stock Investment Plan, and the Long-Term Incentive Plans, directors, officers and employees of Ford are indemnified against all loss, cost, liability or expense resulting from any claim, action, suit or proceeding in which such persons are involved by reason of any action taken or failure to act under such plans.

     Ford is insured for liabilities it may incur pursuant to its Restated Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford's Restated Certificate of Incorporation.

Item 8. Exhibits.


Exhibit 4.1    -    The Hertz Corporation Long-Term Equity Compensation Plan,
                    amended and restated as of August 25, 1997. Filed as Exhibit
                    4(a) to Registration Statement No.333-32543 and incorporated herein by reference.

Exhibit 4.2    -    Amendments to The Hertz Corporation Long-Term Equity
                    Compensation Plan, effective as of March 9, 2001. Filed with this Registration Statement.

Exhibit 5.1    -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.A to Registration Statement No.333-37396 and incorporated herein by reference.

Exhibit 24.2   -    Power of Attorney authorizing signature. Filed as Exhibit
                    24.2 to Registration Statement No.333-56660 and incorporated herein by reference.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No.333-37396 and incorporated herein by reference.

Item 9.     Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 26th day of March, 2001.

                                        FORD MOTOR COMPANY

                                        By:   William Clay Ford, Jr.*
                                          ------------------------------------
                                             (William Clay Ford, Jr.)
                                             Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.
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         Signature                                         Title                                Date
         ---------                                         -----                                ----


William Clay Ford, Jr.*                         Director, Chairman of the
-----------------------------                   Board and Chairman of the
(William Clay Ford, Jr.)                        Environmental and Public
                                                Policy Committee, the Finance
                                                Committee and the Nominating
                                                and Governance Committee

Jacques Nasser*                                 Director and President
-----------------------------                   and Chief Executive Officer
(Jacques Nasser)                                (principal executive officer)


John R. H. Bond*                                Director                                  March 26, 2001
-----------------------------
(John R. H. Bond)


Michael D. Dingman*                             Director and
-----------------------------                   Chairman of the
(Michael D. Dingman)                            Compensation
                                                Committee

Edsel B. Ford II*                               Director
-----------------------------
(Edsel B. Ford II)


William Clay Ford*                              Director
-----------------------------
(William Clay Ford)

         Signature                                         Title                                Date
         ---------                                         -----                                ----


Irvine O. Hockaday, Jr.*                        Director and
-----------------------------                   Chairman of the
(Irvine O. Hockaday, Jr.)                       Audit Committee


Marie-Josee Kravis*                             Director
-----------------------------
(Marie-Josee Kravis)


Ellen R. Marram*                                Director
-----------------------------
(Ellen R. Marram)


Homer A Neal*                                   Director                                  March 26, 2001
-----------------------------
(Homer A. Neal)


Jorma Ollila*                                   Director
-----------------------------
(Jorma Ollila)


Carl E. Reichardt*                              Director
-----------------------------
(Carl E. Reichardt)


Robert E. Rubin*                                Director
-----------------------------
(Robert E. Rubin)


John L. Thornton*                               Director
-----------------------------
(John L. Thornton)


Henry D. G. Wallace*                            Group Vice President and
-----------------------------                   Chief Financial Officer
(Henry D. G. Wallace)                           (principal financial officer)

         Signature                                         Title                                Date
         ---------                                         -----                                ----


Lloyd E. Hansen*                                Vice President and
-----------------------------                   Controller
(Lloyd E. Hansen)                               (principal accounting officer)

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*By:/s/K. S. Lamping
    -------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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
                                  EXHIBIT INDEX
                                                                                      Sequential Page
                                                                                      at Which Found
                                                                                      (or Incorporated
                                                                                       by Reference)
                                                                                       -------------

Exhibit 4.1    -    The Hertz Corporation Long-Term Equity Compensation Plan,
                    amended and restated as of August 25, 1997. Filed as Exhibit
                    4(a) to Registration Statement No.333-32543 and incorporated herein by reference.

Exhibit 4.2    -    Amendments to The Hertz Corporation Long-Term Equity
                    Compensation Plan, effective as of March 9, 2001. Filed with this Registration Statement.

Exhibit 5.1    -    Opinion of Kathryn S. Lamping, an Assistant Secretary and
                    Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23     -    Consent of Independent Certified Public Accountants. Filed
                    with this Registration Statement.

Exhibit 24.1   -    Powers of Attorney authorizing signature. Filed as Exhibit
                    24.A to Registration Statement No.333-37396 and incorporated herein by reference.

Exhibit 24.2   -    Power of Attorney authorizing signature. Filed as Exhibit
                    24.2 to Registration Statement No.333-56660 and incorporated herein by reference.

Exhibit 24.3   -    Certified resolutions of Board of Directors authorizing
                    signature pursuant to a power of attorney. Filed as Exhibit
                    24.B to Registration Statement No.333-37396 and incorporated herein by reference.
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